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                                                                    Exhibit 5. 1


                                        January 26, 2001

Charter Communications, Inc.
12444 Powerscourt Drive
St. Louis, Missouri 63131

          Re:  Charter Communications, Inc. Registration Statement on Form S-3



Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Charter Communications, Inc., a Delaware company ("the Company"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the re-sale by the selling securityholders named in the Registration Statement of up to $750 million principal amount of 5.75% Senior Convertible Notes Due 2005 (the "Notes"), 34,786,650 shares (the "Conversion Shares") of Class A common stock of the Company, par value $.001 per share ("Class A Common Stock") issuable upon conversion of the Notes, plus an indeterminate number of shares that may be issuable as a result of adjustments to the conversion rate, and 1,664,667 shares of Class A Common Stock issued or issuable to certain entities in connection with the Company"s purchase of certain cable systems plus an indeterminate number of shares as may become issuable upon certain events (together with the Conversion Shares, the "Shares").

     In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates and instruments of the Company as we have deemed necessary to form a basis for the opinion hereafter expressed. In addition, we have reviewed such other instruments and documents as we have deemed necessary to form a basis for the opinion hereafter expressed.

     In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures, and the authority of all persons or entities signing all documents examined by us and (ii),the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Company.

     Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that (a) the Notes are legally issued and constitute binding obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to
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Charter Communications, Inc.
January 26, 2001
Page 2

or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance, (b) those Shares already outstanding are validly issued, fully paid and nonassessable and (c) the Shares issuable to the selling securityholders, when issued in the manner set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

     In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/ Paul, Hastings, Janofsky & Walker LLP